UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2007
MedQuist Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ	08054

(address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 206-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 23, 2007, MedQuist Inc. (the “Company”) entered into individual indemnification agreements with certain officers of the Company including the executive officers listed below:
•	Howard Hoffmann — President and Chief Executive Officer

•	Kathy Donovan — Senior Vice President and Chief Financial Officer

•	James Brennan — Vice President and Controller

•	Mark Sullivan — General Counsel, Chief Compliance Officer & Secretary

•	Mark Ivie — Senior Vice President and Chief Technology Officer

•	Michael Clark — Senior Vice President of Operations

•	Scott Bennett — Senior Vice President of Sales & Marketing
The form of indemnification agreement is substantially the same for each officer and is attached to this report as Exhibit 10.1.
     The indemnification agreements provide that to the extent permitted by applicable law the Company will indemnify the officer against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in conjunction with any suit in which he or she is a party or otherwise involved as a result of his or her service as an officer.
     The Company is party to an agreement with Nightingale and Associates, LLC (“Nightingale”) for the provision of certain consulting services including the services provided by Mr. Hoffmann as our President and Chief Executive Officer. Mr. Hoffmann serves as the Managing Partner of Nightingale. The Company is a party to individual letter agreements with each of Messrs Sullivan, Clark and Brennan establishing certain terms of their employment with the Company. The Company is a party to individual employment agreements with each of Ms. Donovan and Messrs Ivie and Bennett. Each of the agreements with Nightingale, Ms. Donovan and Messrs Sullivan, Clark, Brennan, Ivie and Bennett are attached as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2005 filed on July 5, 2007.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement for Certain Officers

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.
Date: August 28, 2007	By:	/s/ Howard S. Hoffman
		Name:	Howard S. Hoffman
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Indemnification Agreement for Certain Officers